Exhibit 3.1

State of West Virginia

Certificate

I, Betty Ireland, Secretary of State of the
State of West Virginia, hereby certify that

ROCKIES REGION 2006 LIMITED PARTNERSHIP
Control Number: 86606

has filed its application for "Certificate of Limited Partnership" in my office according to the provisions of the West Virginia Code. I hereby declare the organization to be registered as a limited partnership from its effective date of July 07. 2006 until a certificate of cancellation has been filed with Secretary of State.

Therefore, I hereby issue this

CERTIFICATE OF LIMITED PARTNERSHIP

Given under my hand and the Great Seal of the State of West Virginia on this day of July 7, 2006 /s/ Betty Ireland Secretary of State

WV Secretary of State

Receipt #:	593534
Station ID:	M02

List Of Services

co d lp rockies region 2006	$100.00
co d aip rockies region 2006	$25.00

Total:	$125.00

Payment Details:

petroleum development corp	
k 59805	$125.00

Original Transaction Date: 07/07/2006

Thank You For Your Business!

The West Virginia Code Chapter 47, Article 9 governs the formation and operation of limited partnerships.

Are any types of businesses prevented from operating as limited partnerships?

West Virginia Code �47-9-6 precludes limited partnerships from carrying on the business of banking, brokerage or making insurance. Otherwise, they may engage in any business in which a partnership may engage.

What's the difference between a partnership and a limited partnership?

..Registration.. A "partnership" is "an association of two or more persons to carry on as coowners a business for profit" according to W. Va. Code �47B-2-2. A general partnership can exist without any registration, and even without specific intent of the partners to form a partnership. A partnership may become a limited partnership, on the other hand, only by filing with the Secretary of State a "Certificate of Limited Partnership" (for in-state companies) or a "Statement of Registration of Limited Partnership" (for out-of-state companies). A limited partnership consists of one or more general partners and one or more limited partners. The names of the general partners are required to be included in the certificate or statement, but the names of the limited partners are not.

..Liability.. In a general partnership, all partners are liable jointly and severally for all obligations of the partnership unless otherwise agreed by the claimant or provided by law. [�47B-3-6(a)] In a limited partnership, a limited partner is generally not liable for the obligations of the partnership unless "he is also a general partner or...takes part in the control of the business..." or "knowingly permits his name to be used in the name of the limited partnership." [�47-9-19]

What is necessary to form a limited partnership?

...Partnership Agreement.. Although a written agreement is not required by law, it can be the most important legal document the partners have. Through the written agreement, partners can determine the partnership's rules relating to admission of partners, voting, rights and powers of partners, obligations for contributions, sharing of profits and losses, sharing of distributions, withdrawal of partners, events causing dissolution and other matters. Before filing the partnership certificate or registration, read the provisions of West Virginia Code Chapter 47, Article 9 or obtain legal advice about this agreement. Once all your filings are made, the limited partnership is "in business" and only the law and your agreement will govern how issues can be resolved.

..Filing with the Secretary of State.. A limited partnership must file with the Secretary of State either on standard forms or in a document which contains all of the required information laid out in approximately the same order as the form. An in-state company files a "Certificate of Limited Partnership," Form LP-1. An out-of-state limited partnership files a "Statement of Registration," Form LP-2. The limited partnership will continue its existence in West Virginia until it is voluntarily dissolved or withdrawn through the proper filings.

What other filing requirements will there be?

..Other Agencies.. All forms of business must obtain a business franchise certificate from the Dept. of Tax & Revenue before doing business. Those with employees must register with Employment Security and Worker's Compensation. Certain types of business require additional licenses or permits for certain activities.

..Annual Report.. Each limited partnership will be required to file an annual report with the Department of Tax and Revenue providing any changes in the registration statement. Every foreign and domestic limited partnership must pay an annual fee of $25 as an attorney-in-fact fee.

Revised 4/03

The number of each instruction below corresponds to the number on the application form.

1.	The name of an limited partnership may not:
        (1)    contain the name of a limited partner unless the person or corporation is also a general partner, or unless the business has been carried on under the name before that limited partner was admitted;
        (2)    may not be the same as and must be distinguishable from any other business entity which has been reserved or filed; and
        (3)    may not include the word "engineer" or related words unless the purpose is to practice professional engineering and one or more of the partners is a registered professional engineer.

2.	Please be sure the address includes any address necessary to receive mail.

3.	A limited partnership is required to maintain continuously an office within the state, which need not be its place of business. W. Va. Code. �47-9-5 lists the records which are required to be kept there. Those include lists of general and limited partners, copies of the certificate of limited partnership or amendment, any power of attorney, tax returns, partnership agreements, financial statements and other matters. Consult the law for specifics.

4.	A limited partnership may wish to maintain a person to which notice and process may be mailed. It may be the principal office if within the state, or a resident of West Virginia, or a domestic corporation or foreign corporation registered to do business in this state. If the agent changes, you must notify the Secretary of State in writing of the change.

5.	Give a brief description of the type of business in which the partnership engages in the state.

6.	The names and addresses of all general partners are required by law. Do not list limited partners here.

7.	If other matters are to be included, please add an additional page or pages.

8.	The signature of each general partner is required.

FILING WITH THE SECRETARY OF STATE

File the One completed application, along with the correct filing fee (see fee schedule below). Make check payable to "Secretary of State." Mail to the address on the application form.

Fee for filing Limited Partnership		$100
Attorney-in-fact fee (from chart)	+
Add $15 for each certified copy requested	+
Amount enclosed, payable to Secretary of State

Fee schedule for Att-in-fact

These fees are prorated based on the month in which application will be received

Jul	100%	$25	Nov.	80%	$20	Mar	40%	$10
Aug.	100%	$25	Dec.	70%	$17.50	April.	30%	$7.50
Sept.	100%	$25	Jan	60%	$15	May	20%	$30
Oct.	90%	$22.50	Feb.	50%	$12.50	June.	10%	$27.50	Revised 4/03

Joe Manchin III	CERTIFCATE OF	Penney Barker, Team Leader
Secretary of State	WEST VIRGINIA	Corporations Division
1900 Kanawha Blvd. East	LIMITED PARTNERSHIP	Tel. (304) 558-8000 1900
Charleston, WV 25305-0770		Fax (304) 558-5758

www.wvsos.com		FILE ONE APPLICATION

We, the undersigned, hereby form a Limited Partnership under the provisions of West Virginia Code 47-9.

1.	The name of the limited partnership is:

    Rockies Region 2006 Limited Partnership

2.	The address of its principal office is: (please include mailing address)

    103 E. Main Street; Bridgeport, WV 26330

3.	The address of the office in West Virginia at which is kept a list of the names and addresses of the limited partners and their capital contributions is: [see instructions]

103 E. Main Street; Bridgeport, WV 26330

4.	The name and mailing address to which service of process is to be sent:

Petroleum Development Corporation; 103 E. Main Street, Bridgeport, WV 26330

5.	The general character of the business in which the partnership engages is:

Oil and Gas Drilling

6.	The name and the business address of each general partner is: (information is required for each general partner)

1.	Petroleum Development Corporation; 103 East Main Street, Bridgeport WV 26330

2.

3.

4.

5.

7.	Any other matters the partners determine to include in the certificate are: (add extra page if needed)

Form LP-1	Issued by Joe Manchin III, Secretary of State	Revised 4/03

PAGE 2: WEST VIRGINIA CERTIFICATE OF LIMITED PARTNERSHIP

8.	Contact and Signature Information: [Must be signed by each and every general partner: W. Va. Code �47-9-11]

We, the undersigned general partners, do hereby affirm under penalty of perjury that the partnership has determined to form a limited partnership under the provisions of West Virginia Code Chapter 47, Article 9, and that the facts stated herein are true to the best of our knowledge.

Date Name of Partner (Type or Print) Signature

Date	Name of Partner (Type or Print)	Signature

7/5/2006	Petroleum Development Corporation

Contact person to reach in case there is a problem with filing: __Misty Finch________________________________ Phone #____304-842-3597__________

Form LP-1	Issued by Joe Manchin III, Secretary of State	Revised 6/98